Exhibit 5.1

January 28, 2011

FirstCity Financial Corporation

6400 Imperial Drive

Waco, Texas 76712

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by FirstCity Financial Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”) and (ii) shares of common stock, par value $.01 per share, of the Company (“Common Stock”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000, certain legal matters in connection with the Securities (as defined below) are being passed upon for you by us. The Preferred Stock and the Common Stock are referred to collectively as the “Securities” and each individually as a “Security”).

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the offering of the Securities, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company and (v) corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a

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prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.             With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the

Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, (iii) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (iv) none of the particular terms of a series of Securities will violate any applicable law and (v) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the Delaware General Corporation Law and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP